UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2021

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	RH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2021 annual meeting of shareholders (the “Annual Meeting”) of RH held on July 15, 2021, RH’s shareholders voted on three proposals and cast their votes as described below. The proposals are set forth in RH’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on June 1, 2021. RH is also referred to herein as the “Company.”

Proposal 1: RH’s shareholders elected three (3) nominees to the Board of Directors, as Class III directors, each to hold office for a three-year term and until the 2024 annual meeting or until his or her successor is duly elected and qualified.

NAME	FOR	WITHHELD	BROKER NON-VOTES
Gary Friedman	18,036,110	422,582	1,085,557
Carlos Alberini	17,704,314	754,378	1,085,557
Keith Belling	17,710,699	747,993	1,085,557

Proposal 2: RH’s shareholders cast their advisory non-binding votes in favor of the Company’s say on pay proposal with respect to executive compensation, as set forth below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
12,631,232	5,811,320	16,140	1,085,557

Proposal 3: RH’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as RH’s independent registered public accounting firm for the 2021 fiscal year, as set forth below.

FOR	AGAINST	ABSTAIN
19,511,179	23,188	9,882

The Company regularly conducts outreach to its shareholders in order to better understand the perspectives of the Company’s investors in relation to the Company’s compensation of its named executive officers and other matters.  The Company intends to continue this process in connection with the say on pay proposal in anticipation of the Company’s 2022 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2021	By:	/s/ Jack Preston
Jack Preston
Chief Financial Officer